Exhibit 10.17

AMENDMENT TO MANAGEMENT AGREEMENT

This Amendment (the “Amendment”) is entered into as of MARCH 1, 2012, by and between FVA Ventures, Inc. (“ViSalus”) or (“The Company”) and (ii) Ropart Asset Management, LLC, its affiliates, successors and or assignees (“RAM”).

I.	Recitals.

A. The Company and RAM entered into that certain Management Agreement on March 4, 2009 and effective as of January 1, 2008 (the “Agreement”).

B. The Company and RAM desire to make certain changes to the Agreement and are willing to do so in accordance with the terms and conditions of this Amendment.

II.	Amendment

A. Section 2 of the Agreement is amended to read as follows:

Section 2. (a) Compensation. In consideration of the services provided and to be provided hereunder, the Company shall pay in cash, an annual management fee to RAM which shall be payable in monthly installments. The annual management fee to RAM shall be in the amount of:

(i)	$120,000 ($ 10,000/month) for 2008

(ii)	$90,000 ($7,500/month) through February 29, 2012,

(iii)	$102,000 ($8,500/month) for subsequent periods unless a revised amount is mutually agreed upon by the parties

(b) Commissions. RAM has and may continue to introduce new business clients to ViSalus. RAM will NOT seek additional compensation NOR any commissions arising from these business introductions.

B. Except as herein modified or amended, the provisions, conditions and terms of the Agreement shall remain unchanged and in full force and effect.

FVA VENTURES, INC.:		ROPART ASSET MANAGEMENT, LLC:

By:	/s/ John Tolmie	By:	/s/ Todd Goergen

Name:	JOHN TOLMIE	Name:	TODD GOERGEN

Title:	SVP FINANCE & ADMIN	Title:	MANAGING PARTNER